EXHIBIT 10.37

THIS NOTE EVIDENCES THE RENEWAL OF THE PRIOR NOTE (DEFINED IN SECTION 15 BELOW) UPON WHICH THE PROPER FLORIDA DOCUMENTARY STAMP AND INTANGIBLE TAX HAS BEEN PAID.  EVIDENCE OF SUCH PAYMENT APPEARS ON THE AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT AND NOTICE OF FUTURE ADVANCE AND EXTENSION AGREEMENT, DATED AS OF THE OCTOBER 30, 2008 (AND THE INSTRUMENTS DESCRIBED THEREIN) RECORDED IN OFFICIAL RECORDS BOOK 26634, AT PAGE 281 OF THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA AND THE ASSIGNMENT AND ASSUMPTION AGREEMENT AND MODIFICATION OF MORTGAGE AND OTHER LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH BY AND BETWEEN MUTINY ON THE PARK, LTD., BORROWER, BANK AND CERTAIN OTHER PARTIES TO BE RECORDED IN THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA. NO ADDITIONAL DOCUMENTARY STAMP AND INTANGIBLE TAX IS DUE IN CONNECTION WITH THIS NOTE.

AMENDED AND RESTATED PROMISSORY NOTE

$6,500,000.00 July 1, 2010

Miami, Florida

FOR VALUE RECEIVED, SONESTA COCONUT GROVE, INC., a Florida corporation (the "Borrower") hereby promises to pay to the order of OCEAN BANK (the "Bank"), at its offices at 780 N.W. 42nd Avenue, Miami, Florida 33126, or such other place as Bank shall designate in writing from time to time, the principal sum of Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00) (the "Loan"), in United States Dollars, together with interest thereon as hereinafter provided.

1.           INTEREST RATE.  The unpaid principal balance of this Amended and Restated Promissory Note (this "Note") from day to day outstanding, which is not past due, shall bear interest at a per annum rate equal to six and one-quarter percent (6.25%).  Interest shall be calculated for the actual number of days which have elapsed, on the basis of a three hundred sixty (360) day year and shall be payable in arrears.

2.           PAYMENT OF PRINCIPAL AND INTEREST.

(a)           Consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Payment (defined below), shall be payable in arrears commencing on August 1, 2010 and on the same day of each month thereafter (each, a "Payment Date") during the term of the Loan.  The term "Required Monthly Payment" means the amount required to pay the unpaid principal balance of this Note (as of the date hereof), including accrued interest, over a twenty five (25) year amortization schedule, in equal monthly installments.  Accordingly, the Required Monthly Payment shall be $43,246.98.

(b)           The outstanding principal balance and all accrued and unpaid interest thereon and all other sums and fees due under this Note shall be due and payable on October 30, 2015 (the "Maturity Date").

3.           APPLICATION OF PAYMENTS.  Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Bank may elect from time to time in its sole discretion.

4.           TENDER OF PAYMENT.  All payments on this Note are payable on or before 2:00 p.m. on the due date thereof, at the office of Bank specified above and shall be credited on the date the funds become available lawful money of the United States.  All payments made to Bank on a day on which Bank is not open for business shall be deemed received on the next succeeding business day.

5.           CASH COLLATERAL ACCOUNT.  Pursuant to that certain Loan Related Restricted Account Agreement between Borrower and Bank, dated of even date herewith, Borrower has established and pledged a cash collateral account in an amount equal to six (6) months of Required Monthly Payments (the "Cash Collateral Account").  The Cash Collateral Account shall be promptly released to Borrower (together with interest earned thereon) when NOI (as defined below), based on the financial statements of the Property for the previous fiscal year, equals at least 1.2 times the amount of annual debt service payments due under this Note for that fiscal year.  "NOI" shall mean, for any period, the pre-tax net income of Borrower (derived from revenues generated by the Property) before interest expense, depreciation and amortization of property and equipment, but after deducting (i) a 2% capital reserve based on non-room revenues of the Property, and (ii) 3% of gross revenues for management and marketing fees.

6.           PREPAYMENT.  The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time, without premium or penalty.  Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder.

7.           SECURITY FOR THE NOTE.

7.1.           This Note is executed and delivered in accordance with a commercial transaction.  The indebtedness evidenced by this Note is secured by the following instruments and agreements (each, a "Loan Document" and collectively with this Note, and any other guaranty, document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, as affected by any amendments, modifications, renewals or extensions thereof, the "Loan Documents"): (a) an Amended and Restated Mortgage and Security Agreement and Notice of Future Advance and Extension Agreement, dated as of the October 30, 2008, from Mutiny on the Park, Ltd. in favor of Bank, encumbering certain real property and the improvements situated thereon in Miami-Dade County, Florida, as more fully described therein (the "Property") recorded in Official Records Book 26634, at Page 281 of the public records of Miami-Dade County, Florida, as assigned and modified by an Assignment and Assumption Agreement and Modification of Mortgage and Other Loan Documents dated of even date herewith by and between Mutiny on the Park, Ltd., Borrower, Bank and certain other parties to be recorded in the Public Records of Miami-Dade County, Florida (the "Assumption Agreement"; together with the mortgage modified thereby and any other modifications and amendments thereto, collectively, the "Mortgage"), (b) an Assignment of Leases, Rents and Profits by Mutiny on the Park, Ltd.  in favor of Bank, recorded in Official Records Book 26634, at Page 308, of the Public Records of Miami-Dade County, Florida, as amended by the Assumption Agreement, assigning all of the Borrower's rights as lessor under all leases affecting the Property, (c) a Guaranty, dated October 30, 2008, by Ricardo Dunin (the "Existing Guarantor") in favor of Bank, as modified by a Confirmation and Modification of Guaranty, dated of even date herewith, executed by Existing Guarantor and Bank, and (d) a Guaranty dated of even date herewith by Sonesta International Hotels Corp., a New York corporation (the "Sonesta Guarantor" and together with the Existing Guarantor, collectively, the "Guarantor").

7.2.           Borrower hereby grants to Bank a continuing security interest in all property of Borrower, now or hereafter in the possession of Bank, as security for the payment of this Note and any other liabilities of Borrower to Bank, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder.

8.           DEFAULT RATE.  From and after the Maturity Date or from and after the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Bank's option, bear interest at the lesser of (x) eighteen percent (18%) or (y) highest permissible rate under applicable usury law (the "Default Rate").  Such Default Rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Bank pursuant to any judgments entered in favor of Bank with respect to this Note.  Without limiting the generality of the foregoing, if any payment is not received by Bank on/or before ten (10) days after the due date, then the interest rate shall automatically increase to the Default Rate and will remain at the Default Rate until the payments are completely brought up to date and current.

9.           REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Bank as follows:

9.1.           Organization, Powers.  The Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under each Loan Document to which it is a party.

9.2.           Execution of Loan Documents.  Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower.  Execution, delivery and performance of each of the Loan Documents to which Borrower is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

9.3.           Obligations of Borrower.  Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally.  Borrower is obtaining the Loan for commercial purposes.

9.4.           Litigation.  There is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing this Note; (ii) Borrower's right to carry on its business substantially as now conducted (and as now contemplated); (iii) its financial condition; or (iv) its capacity to consummate and perform its obligations under the Loan Documents to which Borrower is a party.

9.5.           No Defaults.  Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein.

9.6.           No Untrue Statements.  No Loan Document or other document, certificate or statement furnished to Bank by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  Borrower acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Bank as an inducement to make the Loan to Borrower.

10.           COVENANTS

10.1   Accounts.  The Borrower shall maintain its primary operating accounts at Bank. Borrower shall utilize Bank's merchant/cash management services during the term of the Loan so long as the Bank provides those services on a basis comparable to other major banks operating in Miami, Florida at competitive rates.  Borrower and Bank acknowledge that as of the date hereof Bank does not offer or provide "positive pay" services which the Borrower requires.  Borrower agrees to begin maintaining its operating accounts at Bank within thirty (30) days after Bank notifies Borrower in writing that Bank has begun offering those services.

10.2.  Financial Statements; Compliance Certificate.
10.2.1.                      Borrower and Guarantor shall furnish to Bank the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied and otherwise in form and substance reasonably satisfactory to Bank:

(a)           No later than March 31 of each year, Sonesta Guarantor's fiscal year-end consolidated financial statements prepared in accordance with generally accepted accounting principles, and including an opinion by a certified public accountant.  These financial statements shall include the results of operations and a balance sheet for the Borrower.

(b)           Not later than April 30 of each year, personal financial statements of Existing Guarantor, including, without limitation, statements of financial condition, a listing of real estate holdings (including percentage of ownership and ownership status), income and cash flows, a reconciliation of net worth, a listing of all contingent liabilities, notes to financial statements, and any other information requested by Bank, certified and signed by Existing Guarantor.  This covenant is subject to Section 14 below.

(c)           On a semi-annual basis, complete operating statements for the Property, including STR Reports.

(d)  Not later than thirty (30) days after filing with the Internal Revenue Service, a true and complete copy of the federal tax returns, including all schedules, of Existing Guarantor. This covenant is subject to Section 14 below.

(e)  Such other information as Bank may from time to time reasonably request, including, without limitation, certified rent rolls.

10.2.2.  The Borrower shall furnish to Bank, with each set of financial statements described herein, a compliance certificate signed by the Borrower's chief financial officer certifying that: (i) all representations and warranties of the Borrower set forth in this Note or any other Loan Document remain true and correct, in all material respects, as of the date of such compliance certificate; (ii) none of the covenants of the Borrower contained in this Note or any other Loan Document has been materially breached; and (iii) to its knowledge, no event has occurred which constitutes an Event of Default (or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) under this Note or any other Loan Document.
10.2.3 Each Guarantor shall furnish to Bank, with each set of financial statements described herein, a compliance certificate signed by Guarantor certifying that: (i) all of its representations and warranties set forth in this Note or any other Loan Document remain true and correct, in all material respects, as of the date of such compliance certificate; (ii) none of their covenants contained in this Note or any other Loan Document has been materially breached; and (iii) to their knowledge, no event has occurred which constitutes an Event of Default (or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) under this Note or any other Loan Document.  This covenant is subject to Section 14 below.

10.2.4           Borrower shall promptly notify Bank of the occurrence of any default, Event of Default or adverse litigation.

10.3           Limitation on Salary or Dividends.  During the continuance of an Event of Default (or upon the occurrence of a default, which with the giving of notice or the passage of time, or both, would constitute an Event of Default), Borrower shall not pay any dividend or otherwise make any payment of any nature to or for the benefit of any member or affiliate of the Borrower.

10.4.  Indemnification.

10.4.1.  Borrower hereby indemnifies and agrees to defend and hold harmless Bank, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the Loan Documents or the transactions contemplated therein (except to the extent determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of any of the indemnified parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Bank in connection with the Property; (ii) losses, damages (including consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of the Property required or mandated by any applicable environmental law; (iii) claims by any tenant or any other party arising under or in connection with any lease of all or any portion of the Property; (iv) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (v) the failure of Borrower to perform any obligations herein required to be performed by Borrower; and (vi) the ownership, construction, occupancy, operation, use or maintenance of the Property.

10.4.2.                        In case any action shall be brought against Bank, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Bank or such other party shall promptly notify Borrower, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement.  Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense, so long as such representation is not concurrent with any representation being paid for by Borrower unless such concurrent representation is required as a result of a conflict of interest or if Bank determines, in good faith, that Borrower's counsel is not adequately defending such action.  Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Bank from and against any loss or liability by reason of such settlement or judgment.

10.4.3.  The provisions of this Section 10.4 shall survive the repayment or other satisfaction of the Liabilities.

10.5.           Documentary and Intangible Taxes. Borrower shall be liable for all documentary stamp and intangible taxes assessed at the closing of the Loan or from time to time during the life of the Loan.

10.6           Subordinate Financing.  Borrower shall not incur or permit the incurring of  any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property.

11.           EVENTS OF DEFAULT.  Each of the following shall constitute an event of default hereunder (an "Event of Default"): (a) the failure of Borrower to pay any amount of principal or interest hereunder within ten (10) days after the date same becomes due and payable; or (b) the occurrence of any other default in any term, covenant or condition hereunder, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Borrower; or (c) the occurrence of any Event of Default under the Mortgage or any other Loan Document.

12.           REMEDIES.  If an Event of Default exists that has not been cured, Bank may exercise any right, power or remedy permitted by law or as set forth herein or in the Mortgage or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Mortgage or any other Loan Document, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

13.           MISCELLANEOUS.

13.1.           Disclosure of Financial Information.  Bank is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Bank and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Bank to Borrower.  The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

13.2.           Integration.  This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

13.3.           Attorneys' Fees and Expenses.  If Bank retains the services of counsel by reason of an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Bank shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby.

13.4.           No Implied Waiver.  Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein.  A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event.  After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Bank of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Bank and Borrower.

13.5.           Waiver.  Borrower, jointly and severally, waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note.  Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Bank with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution.  Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower's liability hereunder.  The liability of Borrower shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral.  The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

13.6.           No Usurious Amounts.  Anything herein contained to the contrary notwithstanding, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law.  If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Bank, in writing, that Borrower elects to have such excess sum returned to it forthwith.  Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.  In addition, Bank may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Section 687.12 Florida Statues (“Interest rates; parity among licensed lenders or creditors”) and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule or regulation in effect from time to time, available to Bank which exempts Bank from any limit upon the rate of interest it may charge or grants to Bank the right to charge a higher rate of interest than allowed by Florida Statutes, Chapter 687.

13.7.           Partial Invalidity.  The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable.  In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

13.8.           Binding Effect.  The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Bank, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Bank.

13.9.           Modifications.  This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

13.10.           Sales or Participations.  Bank may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby.  The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder.  Bank may in its discretion give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Bank's or such holder's rights hereunder.

13.11.           Jurisdiction.  Borrower irrevocably appoints each and every owner, partner and/or officer of Borrower as its attorneys upon whom may be served, by certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court in Miami-Dade County, Florida by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts in Miami-Dade County, Florida shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and all collateral securing the obligations of Borrower.  Borrower agrees not to assert any defense to any action or proceeding initiated by Bank based upon improper venue or inconvenient forum.

13.12.           Notices.  All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage.  Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery.  A party may change its address by giving written notice to the other party as specified herein.

13.13.           Governing Law.  This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

13.14.           Joint and Several Liability.  If Borrower consists of more than one person or entity, the word "Borrower" shall mean each of them and their liability shall be joint and several.

13.15.           Continuing Enforcement.  If, after receipt of any payment of all or any part of this Note, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to, the full amount so surrendered.  The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Bank may have taken in reliance upon its receipt of such payment.  Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

13.16.           Waiver of Jury Trial.  BORROWER AND BANK AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

14.           Default by Existing Guarantor.  So long as neither the Borrower nor the Sonesta Guarantor are in default of any of the covenants, conditions or provisions of the Loan Documents beyond any applicable cure period, the Bank will not exercise its right to accelerate the Loan solely on the account of a default by the Existing Guarantor.

15.           Amended And Restated Note.

This Note amends, replaces and supersedes an Amended and Restated Promissory Note executed as of October 30, 2008 by Mutiny on the Park, Ltd. in favor of Bank in the stated principal amount of $8,000,000.00 (the "Prior Note"), as assumed by Borrower pursuant to that certain Assignment and Assumption Agreement and Modification of Mortgage and Other Loan Documents, which Prior Note has a current outstanding principal balance of $6,500,000.00 as of the date hereof. It is the intention of the Borrower and Bank that while this Note amends, replaces and supersedes the Prior Note, it is not in payment or satisfaction of the Prior Note, but rather is the substitution of one evidence of debt for another without any intent to extinguish the old.  Should there be any conflict between any of the terms of the Prior Note and the terms of this Note, the terms of this Note shall control.  The original Prior Note is attached hereto and shall only be negotiated with this Note.

[Signature appears on following page]

Borrower, intending to be legally bound, has duly executed and delivered this Amended and Restated Promissory Note as of the day and year first above written.

BORROWER:
SONESTA COCONUT GROVE, INC., a Florida corporation By:____________________________ Name:__________________________ Its:_____________________________

STATE OF FLORIDA                                                      )
SS.:
COUNTY OF MIAMI-DADE                                         )

The foregoing instrument was acknowledged before me this _____ day of _____________, 2010 by ___________________, the _________________ of Sonesta Coconut Grove, Inc., a Florida corporation, on behalf of the corporation.  He/She is personally known to me (YES) (NO) or has produced __________________________________ as identification.

__________________________________
Notary Public
[Notarial Seal]
__________________________________
Printed Name of Notary

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